UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2026

EXP WORLD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38493	98-0681092
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2219 Rimland Drive, Suite 301, Bellingham, WA	98226
(Address of principal executive offices)	(Zip Code)

(360) 685-4206
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	AGNT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, eXp World Holdings, Inc. (the “Company”) is named as a defendant in a putative nationwide class action on behalf of home buyers captioned Batton et al. v. Compass, Inc., et al. (U.S. District Court for the Northern District of Illinois) (the “Batton Action”). In connection with a related buy-side class action, Tuccori v. At World Properties, et al. (U.S. District Court for the Northern District of Illinois) (the “Tuccori Action”), the Company entered into an Opt-In Settlement Agreement on April 14, 2026 (the “Opt-In Settlement Agreement”) to participate in the settlement structure established in the Tuccori Action (the “Tuccori Settlement”).

On May 26, 2026, the U.S. District Court for the Northern District of Illinois granted preliminary approval of the Tuccori Settlement, including the Company’s participation pursuant to the Opt-In Settlement Agreement.

The Tuccori Settlement remains subject to final court approval and will be effective following any appeals process, if any. The Company anticipates that the Tuccori Settlement will apply to any claims based on any or all of the same factual predicates as those asserted in the Batton Action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

eXp World Holdings, Inc.
(Registrant)

Date: May 29, 2026	/s/ James Bramble
James Bramble
Chief Legal Counsel